UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2024

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18655 North Claret Drive, Suite 400, Scottsdale, Arizona 85255

(Address of Principal Executive Offices, including Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.01 par value	MTH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Indenture and Notes

On May 9, 2024, Meritage Homes Corporation (“Meritage” or the “Company”) issued $575 million aggregate principal amount of 1.75% Convertible Senior Notes due 2028 (the “Notes”), which includes the exercise in full of the $75 million option granted to the initial purchasers of the Notes (the “Initial Purchasers”), pursuant to an Indenture, dated as of May 9, 2024 (the “Indenture”), among the Company, the Subsidiary Guarantors from time to time party thereto (as defined below) and Regions Bank, as trustee (the “Trustee”). The Notes bear interest at a rate of 1.75% per year payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2024. The Notes will mature on May 15, 2028, unless earlier converted or repurchased.

The Notes are jointly and severally, fully and unconditionally, guaranteed on a senior unsecured basis by each of the Company’s (or any Subsidiary Guarantor’s (as defined below)) subsidiaries from time to time guaranteeing the Company’s 6.00% Senior Notes due 2025 (the “2025 Notes”), 5.125% Senior Notes due 2027 and 3.875% Senior Notes due 2029, that is a guarantor or obligor under the Company’s amended and restated credit agreement, dated as of June 13, 2014 and amended from time to time or that is a guarantor or obligor with respect to any Refinancing Indebtedness (as defined in the Indenture) (the “Subsidiary Guarantors”). The guarantees are subject to limitations under applicable laws and may be released under specified circumstances.

The initial conversion rate of the Notes is 4.3048 shares of the Company’s common stock (the “Common Stock”) per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $232.30 per share). The conversion rate will be subject to adjustment upon the occurrence of certain events specified in the Indenture but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a Make-Whole Fundamental Change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares described in the Indenture for a holder who elects to convert its Notes in connection with such Make-Whole Fundamental Change.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding February 15, 2028 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2024 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period in which the Trading Price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events as described in the Indenture. On or after February 15, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances. Conversions of the will be settled in cash up to the aggregate principal amount of the Notes to be converted and cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The Company may not redeem the Notes prior to the maturity date.

Upon the occurrence of a Fundamental Change (as defined in the Indenture) prior to the maturity date of the Notes, subject to certain conditions and except as described in the Indenture, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness that is not so subordinated; effectively junior in right of payment to all of the Company’s existing and future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

The Indenture contains customary terms and covenants. If an event of default occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization with respect to the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable immediately.

As discussed below under “Capped Call Transactions”, the Company used a portion of the $557.8 million of net proceeds from the Notes offering, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Company, to pay the cost of the Capped Call Transactions (as defined below). The Company also intends to use approximately $250.6 million of the net proceeds from the Notes offering to redeem all of the Company’s outstanding 2025 Notes and expects to use the remainder of the net proceeds from the Notes offering for general corporate purposes.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture and the Form of 1.75% Convertible Senior Notes due 2028, which are filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Capped Call Transactions

On May 6, 2024, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with one or more affiliates of the Initial Purchasers and certain other financial institutions (the “Option Counterparties”). In addition, on May 7, 2024, in connection with the Initial Purchasers’ exercise in full of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Company used a portion of the net proceeds from the Notes offering to pay the cost of the Capped Call Transactions. The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon conversion of any Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions will initially be $350.64 per share, which represents a premium of 100% over the last reported sale price of the Common Stock of $175.32 per share on May 6, 2024, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with each of the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The description of the Capped Call Transactions above is qualified in its entirety by reference to the full text of the form of the base capped call confirmation and the form of additional capped call confirmation relating to the Capped Call Transactions, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The terms and conditions of the Notes and Indenture described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As described in Item 1.01 of this Current Report on Form 8-K, on May 9, 2024, the Company issued $575 million aggregate principal amount of Notes to the Initial Purchasers, in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to pay an estimated aggregate amount of $17.2 million of offering expenses in connection with the transaction, including the Initial Purchasers’ discount.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers are initially offering the Notes to persons reasonably believed to be “qualified institutional buyers” pursuant to an exemption from registration provided by Rule 144A under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Initial Purchasers.

The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a registration statement for the resale of the Notes or any shares of Common Stock issuable upon conversion of the Notes. Initially, a maximum of 3,279,685 shares of Common Stock may be issued upon conversion of the Notes, based on a maximum conversion rate of 5.7038 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

The disclosure set forth in Item 1.01 of this Current Report are incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On May 9, 2024, the Company issued a press release announcing the closing of the Notes offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4.1	Indenture, dated as of May 9, 2024, by among Meritage Homes Corporation, each of the subsidiary guarantors from time to time party thereto and Regions Bank, as Trustee

4.2	Form of 1.75% Convertible Senior Notes due 2028 (included as Exhibit A to Exhibit 4.1)

10.1	Form of Base Capped Call Confirmation

10.2	Form of Additional Capped Call Confirmation

99.1	Press Release, dated May 9, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2024

MERITAGE HOMES CORPORATION

/s/ Hilla Sferruzza
By:	Hilla Sferruzza
Executive Vice President and Chief Financial Officer